UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 30, 2011

Sagebrush Gold Ltd.
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Terrace Way Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 930-6338

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 30, 2011, Sagebrush Gold Ltd. (the “Company”), through its newly-formed wholly owned subsidiary, Gold Acquisition Corp. (“Acquisition Sub”) acquired the Relief Canyon Mine (“Relief Canyon”) located in Pershing County, near Lovelock, Nevada,  for an aggregate purchase price consisting of: (i)  $12,000,000 cash and (ii)  $8,000,000 of senior secured convertible promissory notes (collectively, the “Notes”) issued to Platinum Long Term Growth LLC (“Platinum”) and Lakewood Group LLC (“Lakewood” and collectively with Platinum, the “Sellers”).

The Company acquired Relief Canyon, a previously operating gold mine owned by Firstgold Corp. (“Firstgold”) (previously named Newgold, Inc.). The Relief Canyon mining project is located to the northeast of Reno, Nevada. Firstgold was founded in 1995 and on or about January 27, 2010, Firstgold filed a voluntary petition (the “Case”) under chapter 11 of title 11 of the United States Code commencing Case No.  BK-N-10-50215- GWZ in the United States Bankruptcy Court, District of Nevada (the “Court”).  On December 17, 2010, the Court entered its Order Authorizing And Approving: (1) Sale Of Real Property And Certain Personal Property Assets Pursuant To 11 U.S.C. § 363 Free And Clear Of Liens, Claims, and Interests; and (2) Assumption and Assignment Of Executory Contracts and Unexpired Leases Under 11 U.S.C. § 365; and (3) Related Relief entered December 17, 2010 (the “Sale Order”), docket number 328 in the Case, pursuant to which Platinum (as collateral agent) was approved as the successful “back up bidder” for the assets (the “Relief Canyon Mining Assets”) described in the Asset Purchase Agreement, dated as of April 2011 (the “APA”), between Platinum and Firstgold.  The Relief Canyon Mining Assets, as described in the APA, include any rights of Firstgold in any reclamation bonds or funds on deposit with the Bureau of Land Management pertaining to the Relief Canyon Mine, in an amount of approximately $2.9 million.  On August 30, 2011, pursuant to the Sale Order, the Company purchased 100% of the Relief Canyon Mining Assets through Acquisition Sub's acquisition of Platinum's rights under the APA which acquisition includes mining and mill-site claims.

The Relief Canyon Mine is subject to a continuing royalty payment equal 2% of “Net Smelter Returns” payable to Battle Mountain Gold Exploration LLC (the “NSR Agreement”).  Net Smelter Returns are the difference between Gross Proceeds and Expenses from the operation of the Relief Canyon Mining Assets.

As provided in the NSR Agreement:

“Gross Proceeds” means either: (i) the value of all consideration, monetary or otherwise (including insurance proceeds), received by, or owing to, Acquisition Sub from the sale or other disposition of Minerals to a third party that is not an “Affiliate” of Acquisition Sub; or (ii) the amount obtained by multiplying the Spot Price by the quantity of “Minerals” (A) sold or otherwise disposed of to an Affiliate of Acquisition Sub, or (B) returned to Acquisition Sub by a Processor, provided Gross Proceeds does not include the value of any Minerals utilized on the property for purposes of building roads, mitigation and reclamation activities and other similar activities.

“Expenses” means the following expenses (if actually paid by Acquisition Sub):

(i)
sales, production and severance taxes and all mining taxes, payable or required pursuant to applicable laws based directly upon, and actually assessed against, the value or quantity of Minerals sold or otherwise disposed of from the Property; but excluding any and all taxes based upon net or gross income, the value of the Property or the privilege of doing business, and other taxes assessed on a similar basis;

(ii)
costs and expenses, if any, for transportation (including, but not limited to, direct insurance costs while in transit) of Minerals from the Property to places where such Minerals are smelted, refined and/or sold or otherwise disposed of; and

(iii)
costs and expenses (including assaying, sampling and sales costs) and all penalties, if any, charged by any off-site arm’s length  smelter or refiner of the Minerals; but, if smelting and/or refining are carried out in facilities owned or controlled, in whole or in part, by Acquisition Sub or any Affiliate, then the charges and costs for such smelting or refining of such Minerals shall be the lesser of:  (A) the charges and costs Acquisition Sub would have incurred if such smelting or refining was carried out at facilities that are not owned or controlled by Acquisition Sub or its Affiliate and that are offering comparable services for comparable products; and (B) the actual charges and costs incurred by the Company with respect to such smelting and refining.

“Minerals” means: all naturally occurring metallic and non-metallic elements that are mined, produced or otherwise recovered from the Property, whether in the form of doré, concentrates, tailings or otherwise; provided, however, that “Minerals” shall not include naturally occurring metallic and non-metallic elements mined, produced or otherwise recovered from mining claims or mill sites outside of the boundaries of the Property.

Capitalized terms in the foregoing not otherwise defined have the meanings set forth in the NSR Agreement.

Acquisition of the Relief Canyon Mining Assets was effected through the execution of an Assignment and Assumption Agreement (the “Assignment Agreement”) pursuant to which the Acquisition Sub assumed all rights and obligations of Platinum under the APA.

The Notes are joint and several obligations of the Company and Acquisition Sub and bear interest at a rate of 9% per annum with principal and interest payable on the first business day of each month commencing on the earlier of: (i) 3 months after the Company or Acquisition Sub begins producing or extracting gold from the Relief Canyon Mine or (ii) 18 months after the original date of issuance of the Note (the “Commencement Date”). The outstanding principal balance of each Note shall be due and payable on the date that is twelve months from the Commencement Date.  The Notes may be pre-paid, in full or in part (but in no case, in an amount less than $250,000) at a price equal to 110% of the aggregate principal amount of the Notes plus all accrued and unpaid interest thereon at the election of the Company, and after the occurrence of certain events at the election of Platinum or Lakewood.  The Notes are convertible into shares of the Company’s common stock, at a price per share equal to $0.55, subject to adjustment in the event of mergers, recapitalizations, dividends and distributions applicable to shareholders generally and are further subject to full-ratchet anti-dilution protection.  The Notes contain customary provisions regarding occurrences that give rise to defaults under the Notes, including actions permitted to be taken in the event of default, cross default provisions and provision for default interest rates, and recovery of costs of collection.  Lakewood has agreed under the Notes to be governed by all waivers, consents and amendments agreed to by Platinum.  Platinum serves as Collateral Agent with respect to all matters relating to the collateral for the Notes.  Repayment of the Notes is secured by all of assets of Acquisition Sub and a pledge by the Company of 100% of the stock of Acquisition Sub held by the Company pursuant to a security agreement and stock pledge agreement.

The Notes contain usual and customary “Events of Default” as follows:

(a)
any default in the payment of (1) the principal amount when due, or (2) interest on, or any other fees due in connection with, the Notes, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)
any “Maker” (the Company or Acquisition Sub) shall fail to observe or perform any other covenant or agreement contained in the Notes, or any other “Transaction Document”, which failure is not cured, if possible to cure, within 3 Business Days after the occurrence thereof; or

(c)
the suspension from listing, without subsequent listing on any one of, or the failure of the Company’s Common Stock (“Common Stock”) to be listed on at least one of, the OTC Bulletin Board, the OTCQB, the OTCQX, the NYSE Amex, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market or The New York Stock Exchange, Inc. for a period of ten (10) consecutive trading days; or

(d)	notice including by way of public announcement, at any time, of inability to comply or intention not to comply with proper requests for conversion of the Notes into shares of Common Stock; or

(e)	failure to timely deliver the shares of Common Stock upon conversion of the Notes; or

(f)
failure to make the payment of any fees and/or liquidated damages under the Notes,  the Letter Agreement (as defined below) or any other Transaction Document, which failure is not remedied within five (5) Business Days after the occurrence thereof; or

(g)
default shall be made in the performance or observance of (i) any covenant, condition or agreement contained in the Notes and such default is not fully cured within three (3) Business Days after the occurrence thereof or (ii) any covenant, condition or agreement contained in any Transaction Document that is not covered by any other provisions and such default is not fully cured within three (3) Business Days of the earliest of (A) the date of receipt of notice of the occurrence thereof, (B) the date such default became known, or (C) the date such default should have been known; or

(h)
any representation or warranty made by any Maker in the Notes or in any other Transaction Document shall prove to have been false or incorrect or breached on the date as of which made, which breach results in a Material Adverse Effect; or

(i)
(A) default in any payment of any amount or amounts of principal of or interest on any “Indebtedness” the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(j)
any maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(k)
a proceeding or case shall be commenced in respect of any maker, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with liquidation or dissolution or (iii) similar relief under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(l)
the failure to instruct any transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”) and issue such un-legended certificates to the Note holder (“Holder”) within three (3) Business Days of the Holder’s request so long as the Holder has provided reasonable assurances that such shares of Common Stock can be sold pursuant to Rule 144; or

(m)
the occurrence of any default or Event of Default under any other Transaction Document, or the occurrence of any event, which, with the passage of time or the giving of notice or both, would constitute a default or an Event of Default under any other Transaction Document; or

(n)
any maker ceasing to intend to actively conduct operations relating to its mining business for a period of ten (10) or more consecutive Business Days in a manner consistent with past practices relating to such business; or

(o)	any material portion of the property or assets of any maker is seized by any governmental authority; or

(p)	failure to pay any Bureau of Land Management fees relating to any unpatented mining claims or

(q)	any maker issuer or any principal executive officer thereof is indicted for the commission of any criminal activity involving fraud or dishonesty; or

(r)
closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

If an Event of Default shall have occurred and shall be continuing, the holders of the Notes may at any time at their option: (a) declare the entire unpaid principal balance of the Notes, together with all interest accrued, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice; or (b) demand that the principal amount of the Notes then outstanding and all accrued and unpaid interest thereon shall be converted into shares of Common Stock; or (c) demand immediate prepayment of the Notes at the Prepayment Price (as defined in the Notes).  In addition, the holders of the Notes may exercise or otherwise enforce any one or more of the rights, powers, privileges, remedies and interests available to them under the Notes.

At no time may all or a portion of the Notes be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% (or 9.99%) of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Makers with sixty-one (61) days’ advance notice may waive such provision.

The Company and Acquisition Sub also have agreed to certain covenants under the Notes, including limitations on additional liens and indebtedness, subject to certain exceptions, as more fully described in the Notes.

The foregoing transactions and agreements were entered in connection with the agreements of the Company, Platinum and Lakewood pursuant to that certain Letter Agreement dated as of July 18, 2011, as amended August 22, 2011 (the “Letter Agreement”), originally providing for the acquisition of a 65% interest in the Relief Canyon Mining Assets from Platinum, payment of a $2 million cash deposit, and provision for a breakup fee payable to the Company in certain circumstances.  The Company subsequently entered into negotiations with Senetek, PLC, the holder of a 35% participation interest in the secured debt and the right to the Relief Canyon Mining Assets under the APA, which exercised its put right under which Senetek sold its 35% interest to Platinum, and thereby such 100% interest in the Relief Canyon Mining Assets became available to be conveyed by Platinum at the closing.

On August 26, 2011, certain holders of Senior Secured indebtedness of the Company (including our co-chairman Barry Honig) entered into a Side Letter with Platinum under which such lenders agreed to subordinate any obligations of the Company or its subsidiaries to such Lenders to the interests of Platinum and Lakewood under the Notes.  As a result, the agreements dated as of February 23, 2011 (as amended) including that certain Credit Facility Agreement by and among the Company, The Empire Sports & Entertainment, Co., and EXCX Funding Corp., and Barry Honig and Michael Brauser (the “Lenders”), were further amended to permit entry into the Notes and in order to permit Platinum and Lakewood to maintain a senior secured position with respect to the assets of the Acquisition Sub and in the shares of Acquisition Sub senior to the Lenders.  The foregoing agreements with the Lenders are described in the Company’s Current Report on Form 8-K dated February 23, 2011 and filed with the Securities and Exchange Commission on March 1, 2011 and which is incorporated herein by reference.

The foregoing descriptions of the Notes and agreements related to the acquisition of the Relief Canyon Mining Assets, and the NSR Agreement are not complete and are qualified in their entirety by reference to Exhibits 10.1 – 10.8, annexed hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Off-Balance Sheet Arrangement.

The information included in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K

Item 3.02	Unregistered Sales of Equity Securities

The information included in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The Notes were all sold and issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws

Item 8.01	Other Events

On August 30, 2011, the Company issued a press release relating to the acquisition described herein and such press release is incorporated by reference to Exhibit 99.1, attached hereto.

Item 9.01	Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired. In accordance with Item 9.01(a), (i) audited financial statements for the fiscal years ended December 31, 2010 and 2009, and (ii) unaudited financial statements for the six-month interim period ended June 30, 2010 will be filed within 71 days of the filing of this Current Report.

(b)	Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements will be filed within 71 days of the filing of this Current Report.

(d)	The following exhibits are filed with this report:

Exhibit
Number	Description
10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8
Assignment and Assumption Agreement
Form of Platinum Promissory Note
Form of Lakewood Promissory Note
Security Agreement
Stock Pledge Agreement
Form of Net Smelter Royalty Agreement
Form of Collateral Agency Agreement
Side Letter

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2011

Sagebrush Gold Ltd.

By:	/s/ David Rector
David Rector
President

EXHIBIT INDEX

Exhibit
Number	Description
10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8
Assignment and Assumption Agreement
Form of Platinum Promissory Note
Form of Lakewood Promissory Note
Security Agreement
Stock Pledge Agreement
Form of Net Smelter Royalty Agreement
Form of Collateral Agency Agreement
Side Letter

99.1	Press Release